Exhibit 99.2

 Fourth Quarter 2020 Earnings Presentation  March 11, 2021

 Forward-Looking Statements  2  This presentation contains certain “forward-looking statements,” as that term is defined in the U.S. federal securities laws. In addition, from time to time, Home Point Capital Inc. (“we,” “our,” “us” or the “Company”) or its representatives have made, or may make, forward-looking statements orally or in writing. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including among others, statements relating to the Company’s future financial performance, the Company’s business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which the Company operates and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: the spread of the COVID-19 outbreak and severe disruptions in the U.S. and global economy and financial markets it has caused; our reliance on our financing arrangements to fund mortgage loans and otherwise operate our business; the dependence of our loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; counterparty risk; the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; competition for mortgage assets that may limit the availability of desirable originations, acquisitions and result in reduced risk-adjusted returns; our ability to continue to grow our loan origination business or effectively manage significant increases in our loan production volume; competition in the industry in which we operate; our success and growth of our production and servicing activities and the dependence upon our ability to adapt to and implement technological changes; the effectiveness of our risk management efforts; our ability to detect misconduct and fraud; any cybersecurity risks, cyber incidents and technology failures; our vendor relationships; our failure to deal appropriately with various issues that may give rise to reputational risk, including legal and regulatory requirements; exposure to new risks and increased costs as a result of initiating new business activities or strategies or significantly expanding existing business activities or strategies; the impact of changes in political or economic stability or by government policies on our material vendors with operations in India; the impact of interest rate fluctuations; risks associated with hedging against interest rate exposure; the impact of any prolonged economic slowdown, recession or declining real estate values; risks associated with financing our assets with borrowings; risks associated with a decrease in value of our collateral; the dependence of our operations on access to our financing arrangements; risks associated with the financial and restrictive covenants included in our financing agreements; risks associated with higher risk loans that we service; risks associated with derivative financial instruments; our ability to foreclose on our mortgage assets in a timely manner or at all; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; legislative and regulatory changes that impact the mortgage loan industry or housing market; and changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies or such changes that increase the cost of doing business with such entities. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in documents filed from time to time by the Company with the Securities and Exchange Commission. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

 3   Record origination volume: $62 billion in 2020; $24 billion in the fourth quarter of 2020  Fourth Quarter 2020 Highlights & Recent Developments    Fourth Quarter 2020 & Full Year Highlights     Fourth quarter net income of $184 million; 2020 net income of $607 million   Increased wholesale channel market share to 8.2% in Q4’20 from 4.5% in Q4’191   Nearly 360,000 servicing customers at end of 2020, up 52% from year-end 2019                                           Completed initial public offering (NASDAQ: HMPT) on February 2, 2021   Issued $550 million in inaugural senior unsecured notes offering on January 19, 2021  Planning regular quarterly cash dividend of $0.15 per share beginning with Q2’21(payment expected to be during Q3’21)                   Recent Developments                                                  (1) Source: Inside Mortgage Finance.

   4  Balanced, capital-efficient business model allows for consistent growth and strong returns in all interest rate environments  2  In-house servicing and customer retention maximize value of customer  4  “We Care” culture committed to all of our stakeholders – customers, associates, partners and shareholders  5  Technology and process-focused strategy drives ability to further scale  3  Platform designed to take advantage of growing wholesale market with a focus on scalability  1  A Different, Better Kind of Mortgage Company

 Platform Built to Support Sustainable Growth  5            In-HouseServicing  Correspondent  Wholesale  Direct  “Customerfor Life”  Significant Market Share Expansion in Highest Growth Channel  Opportunistically Building Scale Through Lowest Cost Customer Acquisition Channel  Managing Customer Relationship and Experience Through Home Ownership Platform (“HOP”)  Rapid Growth in Number of High Margin Retention Opportunities  Digital Strategy to Capture Lifetime Customer Value

 6  Financial Results

 Net Income ($mm)  Record Performance Across the Platform in 2020    7  Total Revenue ($mm)  Origination Funded Volume ($bn)  Mortgage Servicing  2.8x  6.7x  Customers (‘000)  Portfolio UPB ($bn)  Wholesale Channel Market Share1  3.5%  2.0x  (1) For each period, overall share calculated as the Company’s originations dollar value divided by the total residential originations in the United States per Inside Mortgage Finance, a third-party provider of residential mortgage industry news and statistics. For each period, wholesale channel share calculated as the Company’s wholesale originations dollar value divided by the total wholesale originations in the United States per Inside Mortgage Finance.

 Fourth Quarter and 2020 Financial Results    8  Total revenue in the fourth quarter of $455 million more than quadrupled year-over-year versus $97 million, driven by increased origination volumes and a higher gain on sale margin. and declined 11% from $510 million in the third quarter of 2020 primarily due to a lower gain on sale marginTotal revenue in 2020 of nearly $1.4 billion increased from $200 million in the prior year, driven by net gain on loans and loan servicing fees, partially offset by change in the fair value of MSRsFourth quarter 2020 net income of $184 million compared to $16 million year-over-year and $264 million in the third quarter of 2020Net income of $607 million in 2020 compared to a net loss of $29 million in 2019

Sequential Volume Growth Across All Channels


Wholesale Funded Volume
($bn)
$4.5
$4.9
$7.8
$11.0
$14.1
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20


Correspondent Funded Volume
($bn)
$3.5
$2.9
$3.5
$6.3
$8.6
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20


Direct Funded Volume
($bn)
$0.2
$0.3
$0.4
$0.9
$1.2
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20

- Wholesale funded volume of $14.1 billion in the fourth quarter of 2020, up 28% from the prior quarter and more than 2x year-over-year
  - Fourth quarter 2020 wholesale market share of 8.2%[1]
  - Market share of 7.0% in the wholesale channel in 2020, doubling wholesale share of 3.5% in 2019[1]
  - Growth in *wholesale channel* driven by differentiated business model focused on building broker partnerships, maintaining localized, in-market sales coverage, and delivering continuous process and technology enhancements
- Correspondent volume of $8.6 billion in the fourth quarter of 2020, up 37% from the third quarter and up 146% year-over-year
  - *Correspondent channel* provides opportunistic source of low-cost customer acquisition
- Direct volume of $1.2 billion in the fourth quarter of 2020, up 33% from the prior quarter and up five times versus year-ago quarter
  - Direct channel established in 2019 to focus on retention, and does not conflict with wholesale broker relationships

(1) Source: Inside Mortgage Finance.

Home Point Capital
9

Origination Segment Highlights    10  Fourth quarter origination segment revenue of $456 million increased nearly six-fold versus $77 million in the fourth quarter of 2019 and declined 14% from $532 million in the third quarter of 2020Origination segment revenue in 2020 of $1.5 billion up substantially from $235 million in the prior year, driven by volume growth across all channelsFourth quarter contribution margin of $302 million compared to $29 million year-over-year and $425 million in the third quarter of 20202020 contribution margin of $1.1 billion increased more than ten-fold versus $90 million in the prior year During FY2020, significantly broadened third party partner relationships by 74%, adding 2,354 net new relationships during the year, bringing the total to 5,976 at year-end

 Servicing Segment Highlights    11  Servicing portfolio customers of nearly 360,000 at the end of 2020 increased 52% versus the prior year and 17% compared to the third quarter of 2020Loan servicing fees of $56 million in the fourth quarter of 2020 grew 37% year-over-year and 15% from the third quarter of 2020Loan servicing fees in 2020 of $192 million increased 32% versus the prior year For the fourth quarter and full year 2020 servicing segment contribution margins were $(34) million and $(66) million, respectively, primarily as a result of a change in the fair value of MSRsDecline in fair value of MSRs of $55 million for the fourth quarter and $285 million for 2020 driven by higher prepayments, partially offset by gains from hedging

 Balance Sheet Highlights    12  $281 million of available liquidity at year-end 2020, including $165 million of cash and cash equivalentsMSR balance of $749 million at year-end 2020, up 30% from year-end 2019Total assets of $7.4 billion at year-end 2020, up 2.5x from year-end 2019Book value increased 126% year-over-year to $928 million at year-end 2020Ongoing focus on expanding MSR financing and warehouse linesTotal warehouse capacity of $4.2 billion at year-end 2020, up from $1.7 billion at year-end 2019Subsequent to year-end 2020, continued to enhance capitalization and liquidity profile with completion of $550 million senior unsecured notes issuancePortion of proceeds used to partially pay down MSR line

 13  Appendix

 Detailed Income Statement    14

 Detailed Balance Sheet    15

 Non-GAAP to GAAP Reconciliations    16

    To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Adjusted revenue, Adjusted net Income, and Adjusted net margin as “non-GAAP measures,” which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.We define Adjusted revenue as Total net revenue exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge and adjusted for Income from equity method investment. We define Adjusted net income as Net income (loss) exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge. We exclude changes in fair value of MSRs, net of hedge from each of Adjusted revenue and Adjusted net income (loss) as they add volatility and are not indicative of the Company’s operating performance or results of operation. This adjustment does not include changes in fair value of MSRs due to realization of cash flows, which remain in each of Adjusted revenue and Adjusted net income (loss). Realization of cash flows occurs when cash is collected as customers make scheduled payments, partial prepayments of principal, or pay their mortgage in full. We define Adjusted net margin by dividing Adjusted net income by Adjusted revenue. We believe that Adjusted revenue, Adjusted net Income, and Adjusted net margin can provide useful information to investors and others in understanding and evaluating our operating results. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, or any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies. We believe that the presentation of Adjusted revenue, Adjusted net Income, and Adjusted net margin provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted revenue, Adjusted net Income, and Adjusted net margin provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. The Company measures the performance of the segments primarily on a contribution margin basis. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. However, other companies may define Adjusted revenue, Adjusted net Income, and Adjusted net margin differently, and as a result, our measures of Adjusted revenue, Adjusted net Income, and Adjusted net margin may not be directly comparable to those of other companies.   17  Non-GAAP Financial Measures